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Exhibit 10.13

December 12, 2003

CONFIDENTIAL

Mr. Ashwin Rangan
Senior Vice President & Chief Information Officer
Conexant Systems Inc.
4000 MacArthur Blvd.
Newport Beach, California 92660-3095

Dear Mr. Rangan:

        This letter ("Side Letter Agreement") dated as of December 12, 2003 (the "Effective Date"), is entered into by and between Conexant Systems Inc., a Delaware corporation "Conexant") and Jazz Semiconductor, Inc., a Delaware corporation formerly known as Specialtysemi, Inc. ("Jazz Semiconductor") in connection with that certain Information Technology Service Agreement between Jazz Semiconductor and Conexant dated March 12, 2002 and that certain First Amendment to the Information Technology Service Agreement dated September 30, 2002 (the "IT Service Agreement").

        Conexant has informed Jazz Semiconductor of Conexant's desire to terminate the IT Service Agreement [...***...]. Jazz Semiconductor has requested and Conexant has agreed to continue IT services through December 31, 2004. Conexant agrees to provide services in a manner consistent with the current IT Service Agreement. Jazz Semiconductor will pay Conexant a Base Services fee of [...***...]. Additional Services currently approved by both parties as of the Effective Date of this Side Letter Agreement will not be affected. However, any future Additional Services to be provided by Conexant (if any) will be mutually agreed upon by both parties in accordance with the IT Service Agreement.

        By the acceptance and agreement hereto, neither party waives any rights or conditions to its obligations under the IT Service Agreement. This Side Letter Agreement shall otherwise be governed by the terms and conditions of the IT Service Agreement including in particular Section 14 thereof. Except as otherwise expressly set forth herein, the IT Service Agreement shall remain in full force and effect.

Sincerely,
JAZZ SEMICONDUCTOR, INC.
/s/ SCOTT SILCOCK
By:	Scott Silcock
Title:	Vice President of Operations

JAZZ SEMICONDUCTOR, INC.
/s/ JEFF MCHENRY
By:	Jeff McHenry
Title:	Vice President, Customer and Supply Chain Management

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

JAZZ SEMICONDUCTOR, INC.
/s/ ANDY CHAN
By:	Andy Chan
Title:	Executive Director, Global Supply Chain and Information Technology

AGREED TO AND ACCEPTED:
CONEXANT SYSTEMS, INC.
/s/ ASHWIN RANGAN
By:	Ashwin Rangan
Title:	Senior Vice President and Chief Information Officer

CONEXANT SYSTEMS, INC.,
/s/ JEFF REID
By:	Jeff Reid
Title:	Vice President IT Operations

CONEXANT SYSTEMS, INC.,
/s/ ANDERS KING
By:	Anders King
Title:	Director, Information Technology

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  Exhibit 10.13